SECURITIES AND EXCHANGE COMMISSION


                     WASHINGTON, D.C. 20549





                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  October 31, 1996





                        FOOD LION, INC.
     (Exact name of registrant as specified in its charter)



     North Carolina           0-6080                   56-1660192

(State or other jurisdiction  (Commission              (IRS Employer
 of incorporation)             File Number)        Identification No.)



P.O. Box 1330, 2110 Executive Drive, Salisbury, North Carolina  28145-1330
                          704-622-8250

(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                              N.A.

  (Former name or former address if changed since last report)


Item 5.   Other Events.

     Food Lion, Inc., a North Carolina corporation ("Food Lion"), KK Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Food Lion ("Sub"), and Kash n' Karry Food Stores, Inc., a Delaware corporation ("Kash n' Karry") have entered into an Agreement and Plan of Merger dated as of October 31, 1996 (the "Merger Agreement"), pursuant to which Sub will merge with and into Kash n' Karry and Kash n' Karry will become an indirect, wholly-owned subsidiary of Food Lion (the "Merger"). Under the terms of the Merger Agreement, each outstanding share of Kash n' Karry common stock, par value $.01 per share (the "Kash n' Karry Common Stock"), other than shares of Kash n' Karry Common Stock that are cancelled pursuant to the Merger Agreement and shares of Kash n' Karry Common Stock for which appraisal rights under Delaware law have been exercised, will be converted into the right to receive $26.00 per share in cash. The Merger Agreement provides, among other matters, that at any time after November 7, 1996, and prior to December 2, 1996, Kash n' Karry can, at its option, require Food Lion to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended) a tender offer for all of the outstanding shares of Kash n' Karry Common Stock at $26.00 per share in cash, and to close the tender offer on or before December 24, 1996, if all conditions to closing the tender offer have been met prior thereto. The Merger Agreement, a copy of which is attached hereto as Exhibit 2, is incorporated herein by reference and has been approved by the boards of directors of each party to the Agreement.

     The consummation of the Merger is contingent on the approval of the holders of a majority of the outstanding shares of Kash n' Karry Common Stock entitled to vote thereon, the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other conditions.

      Certain institutional investors, owning, in the aggregate, approximately 67% of the outstanding shares of Kash n' Karry Common Stock, have entered into a Stockholder Agreement, dated as of October 31, 1996 (the "Stockholders Agreement"), pursuant to which, among other things, each has agreed to vote its shares of Kash n' Karry Common Stock in favor of the Merger and to tender its shares of Kash n' Karry Common Stock pursuant to the tender offer, and each has granted to Sub an irrevocable option to purchase its Kash n' Karry Common Stock. A copy of the
Stockholders Agreement is attached hereto as Exhibit 10 and incorporated herein by reference.

     The Merger is further described in a press release issued by the parties to the Agreement on October 31, 1996, a copy of which is attached hereto as Exhibit 99.

Item 7.   Financial Statements and Exhibits

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits

          Exhibit No.                   Description


              2 Agreement and Plan of Merger, dated as of October 31, 1996, among Food Lion, Inc., KK Acquisition Corp. and Kash n' Karry Food Stores, Inc.

              10 Stockholders Agreement, dated as of October 31, 1996, among Food Lion, Inc., KK Acquisition Corp., Kash n' Karry Food Stores, Inc. and the stockholders of Kash n' Karry Food Stores, Inc. signatory thereto.


             99                    Food  Lion, Inc. and  Kash  n'
                                   Karry  Food Stores, Inc. Press
                                   Release   dated  October   31,
                                   1996.


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         FOOD LION, INC.




Dated:   October  31,  1996     By:\s\ R. William McCanless

                                Name: R. William McCanless
                                Its:  Senior Vice President and
                                      Chief Administrative Officer


                         EXHIBIT INDEX




            2 Agreement and Plan of Merger, dated as of October 31, 1996, among Food Lion, Inc., KK Acquisition Corp. and Kash n' Karry Food Stores, Inc.


          10 Stockholders Agreement, dated as of October 31, 1996, among Food Lion, Inc., KK Acquisition Corp., Kash n' Karry Food Stores, Inc. and the stockholders of Kash n' Karry Food Stores, Inc. signatory thereto.


         99                        Food  Lion, Inc. and  Kash  n'
                                   Karry  Food Stores, Inc. Press
                                   Release   dated  October   31,
                                   1996.